Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-142253) pertaining to the TD Securities USA 401(k) Plan (formerly The TD Wholesale Banking USA 401(k) Plan) of our report dated June, 2012, with respect to the financial statements and schedule of the TD Securities USA 401(k) Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2011 and 2010.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

New York, New York

June 18, 2012